Exhibit 10.8.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is entered into as of the 10th day of June, 2004, by and among WILLIAM B. McGUIRE, JR., an individual resident of the State of North Carolina (the "Executive"), and SUMMIT PROPERTIES INC., a Maryland corporation, and SUMMIT MANAGEMENT COMPANY, a Maryland corporation (Summit Properties Inc. and Summit Management Company being referred to herein collectively as the "Company").

Statement of Purpose

The Company and Executive have previously entered into an Employment Agreement dated August 24, 2001 (the "Employment Agreement"). Under the terms of the Employment Agreement, the Company is obligated in Section 2.6 and Section 4(v) to provide Executive with certain administrative support services. The Company desires to cease providing such administrative support services in kind to Executive effective as of June 30, 2004 and in lieu thereof to provide Executive with a monetary allowance of equivalent value to allow Executive to obtain such administrative support services at Executive’s expense. The Company has reviewed the administrative support services being provided to Executive and determined that an annual allowance of Seventy Thousand Dollars ($70,000) would be equal to the value of such administrative support services. Accordingly, the purpose of this Amendment Agreement is to effect such amendment to the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Section 2.6 of the Employment Agreement is deleted in its entirety and the following new Section 2.6 is inserted in lieu thereof:

"2.6  Office Space and Secretarial and MIS Support . During the Term of this Agreement through June 30, 2004, Executive shall have the use of his current or comparable office space, comparable secretarial and comparable MIS support (the "Administrative Services") at the expense of the Company. From and after July 1, 2004, in lieu of providing Executive the Administrative Services in kind, the Company shall pay Executive a monthly allowance of Five Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($5,833.33) per month (the "Administrative Services Allowance") and Executive shall be responsible for obtaining the Administrative Services at Executive’s expense. The Company shall pay the Administrative Services Allowance to Executive no later than the 16th day of the month in which such payment is due. The Administrative Services Allowance shall be increased on January 1st of each year beginning January 1, 2005 by the percentage increase, if any, in the cost-of-living for the immediately preceding calendar year as determined by the percentage increase in the "CPI" for such calendar year. As used herein, the "CPI" means the Consumer Price Index, All Urban Consumers, All Items, U.S. City Average (1982-84=100), published monthly by the U.S. Bureau of Labor Statistics and generally referred to as the "CPI-U", or if such index is no longer published then the most nearly comparable index published by federal authorities which reflects changes in the cost of living."

2.    Section 4(v) of the Employment Agreement is deleted in its entirety and the following new Section 4(v) is inserted in lieu thereof:

"(v)  Office Space and Secretarial and MIS Support . With respect to the period ending June 30, 2004, Executive shall continue to receive from the Company the Administrative Services described in Section 2.6 above in kind at the expense of the Company. With respect to the period from and after July 1, 2004 through the remainder of Executive’s life, in lieu of providing Executive the Administrative Services in kind, the Company shall continue to pay Executive the Administrative Services Allowance determined pursuant to the terms of Section 2.6 above for the remainder of Executive’s life and Executive shall be responsible for obtaining such Administrative Services at Executive’s expense."

3.    Except as expressly modified hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Amendment Agreement as of the day and year first written above.

SUMMIT PROPERTIES INC.

By: /s/ Steven R. LeBlanc________________
Name: Steven R. LeBlanc
Title: President and CEO

SUMMIT MANAGEMENT COMPANY
By: /s/ Steven R. LeBlanc________________
Name: Steven R. LeBlanc
Title: President and CEO

Collectively, the "Company"

/s/ William B. McGuire, Jr.____________[SEAL]
William B. McGuire

"Executive"